UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 21, 2012

CFS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

INDIANA
(State or Other Jurisdiction of Incorporation)

000-24611	35-2042093
(Commission File Number)	(IRS Employer Identification No.)

707 Ridge Road, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

(219) 836-5500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01      Other Events

Effective as of December 18, 2012, Citizens Financial Bank (the “Bank”), a wholly-owned subsidiary of CFS Bancorp, Inc. (the “Company”), and the Office of the Comptroller of the Currency (the “OCC”), the Bank’s primary federal regulator, entered into a formal written agreement (the “Agreement”). The Agreement provides that the Bank:

•	adopt and implement certain enhancements to its policies and procedures relating to its allowance for loan losses (“ALLL”) and the methodology related thereto;

•	ensure that its internal credit risk ratings of its commercial loans in excess of $250,000 are timely, accurate and consistent with regulatory guidance;

•	adopt and implement a written asset diversification program consistent with regulatory guidance, including an ongoing analysis of any concentrations of credit and a plan to reduce the risks thereof;

•
obtain current appraisals or evaluations, as applicable, of the real estate securing each of the commercial loans lacking an appropriate appraisal or evaluation and all other real estate owned, and implement certain enhancements to its real estate appraisal receipt and review processes and its loan risk-assessment procedures in connection with the receipt of such appraisals;

•
implement certain enhancements to its review and revaluation of collateral securing its real estate loans in connection with the ongoing implementation of its problem loan identification, work-out strategies, and impairment and ALLL analyses;

•	adopt and implement individual work-out plans for all criticized assets that are reviewed on a quarterly basis; and

•
may not extend additional credit to any borrower with an aggregate outstanding loan balance of $500,000 that is a criticized asset unless approved and deemed by the Bank’s Board of Directors to be necessary to promote the best interests of the Bank and will not compromise the Bank’s work-out strategies with respect to such loans.

The Agreement does not require the Bank to maintain any specific minimum regulatory capital ratios and, accordingly, does not change the Bank’s “well-capitalized” status as of the date hereof. However, in connection with its most recent examination, the OCC established higher individual minimum capital ratios for the Bank. Specifically, the Bank must maintain a Tier 1 capital to adjusted total assets ratio of at least 8%, and a total risk-based capital to risk-weighted assets ratio of at least 12%. The Bank’s Tier 1 capital and total risked-based capital ratios at September 30, 2012 were 8.85% and 13.82%, respectively.
Management and the Bank’s Board of Directors are committed to promptly addressing the action items included in the Agreement and believe that the Bank has made significant progress in complying with the terms of the Agreement. The Agreement replaces and supersedes the prior Memorandum of Understanding (“MOU”) previously entered into by the Bank with the Office of Thrift Supervision effective March 20, 2009. As previously disclosed, the Company remains subject to an informal regulatory agreement with the Federal Reserve Board.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement by and between the Bank and the OCC dated December 18, 2012, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01      Financial Statements and Exhibits

(a)    Not applicable.
(b)    Not applicable.
(c)    Not applicable.
(d)    Exhibits.

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Agreement by and between Citizens Financial Bank and the Comptroller of the Currency dated December 18, 2012

Forward-Looking Information
Statements contained in this Current Report on Form 8-K which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, unanticipated events related to the formal agreement or actions by regulators; and the inability of the Bank to comply with the formal agreement. These factors should be considered in evaluating any forward-looking statements and undue reliance should not be placed on such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CFS BANCORP, INC.

Date: December 21, 2012	By:	/s/ Jerry A. Weberling
Jerry A. Weberling
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
Exhibit 99.1	Agreement by and between Citizens Financial Bank and the Comptroller of the Currency dated December 18, 2012